Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

P3 Health Partners Inc.

Henderson, Nevada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-267966) of P3 Health Partners Inc. (“Company”) of our report dated March 31, 2023, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Las Vegas, Nevada

March 31, 2023